CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                                 COMPLINK, LTD.

                Under Section 805 of the Business Corporation Law




                       OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                         ATTN: KENNETH SCHLESINGER, ESQ.

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                 COMPLINK, LTD.

                Under Section 805 of the Business Corporation Law


         It is hereby certified that:

         FIRST:   The  name  of  the   corporation   is  COMPLINK,   LTD.   (the
"Corporation").

         SECOND: The certificate of incorporation of the Corporation was filed with the Department of State on August 1, 1986. A Restated Certificate of Incorporation was filed with the Department of State on March 27, 1992. An Amended and Restated Certificate of Incorporation was filed with the Department of State on March 9, 1993.

         THIRD: The Amended and Restated Certificate of Incorporation of the corporation is hereby amended by striking out Article FIRST in its entirety and the following new Article FIRST is substituted in lieu thereof:

                  "FIRST: The name of the corporation is The Netplex Group, Inc. (hereinafter sometimes called the "corporation")."

         FOURTH: The Certificate of Incorporation of the corporation is hereby further amended by striking out the first paragraph of Article FOURTH in its entirety and the following first paragraph of Article FOURTH is substituted in lieu thereof:

                  "FOURTH: The total number of shares of stock that this corporation shall have the authority to issue is (i) 20,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 2,000,000 shares Preferred Stock, $.01 par value per share ("Preferred Stock")."

         FIFTH: The previously outstanding shares of the Corporation will be exchanged for new shares of the corporation on a share-for-share basis.

         SIXTH: The foregoing amendments to the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of
Article 8 of the New York Business Corporation Law.

         IN WITNESS WHEREOF, we have subscribed this document on June 7, 1996 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


                                        COMPLINK, LTD.



                                        By:
                                           -----------------------------
                                           Gene Zaino
                                           President



                                        By:
                                           -----------------------------
                                             Neil Luden
                                             Secretary
                                       -2-